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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Form SB-2 Registration Statement of our report dated February 15, 2001 on the balance sheet of Badger State Ethanol, LLC as of December 31, 2000 and the related statements of operations, changes in members' equity and cash flows for the initial period from May 11, 2000 to December 31,2000, and to the reference to our firm under the caption "Experts" in the Prospectus included therein.

/s/ Bouley, Heutmaker, Zibell & Co. P.L.L.P.


Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Minneapolis, Minnesota
April 16, 2001